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                            SCHEDULE 14A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary consent statement                             Rule 14a-6(e)(2))

/ / Definitive consent statement

/X/ Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           RJR NABISCO HOLDINGS CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                BROOKE GROUP LTD.
                   ------------------------------------------
                  (Name of Person(s) Filing Consent Statement)

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Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

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FOR IMMEDIATE RELEASE

                             Contact: George Sard/Anna Cordasco/Paul Caminiti Sard Verbinnen & Co
                                        212/687-8080

             BROOKE SAYS RJR NABISCO SETS JANUARY 12 AS RECORD DATE
                            FOR CONSENT SOLICITATION

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     MIAMI, FL, JANUARY 3, 1996 -- Brooke Group Ltd. (NYSE: BGL) announced today that it has been informed by RJR Nabisco Holdings Corp. (NYSE: RN) that the Company has set January 12, 1996 as the record date for Brooke's consent solicitation. Only shareholders on the record date are entitled to participate in the consent solicitation.

     Brooke has begun soliciting consents from shareholders in support of a resolution to immediately spin off the Nabisco (NYSE: NA) food business to RJR Nabisco shareholders. Brooke is also asking shareholders to rescind a by-law change that the Board of Directors of RJR Nabisco made in secrecy that eliminates the previous right of shareholders to call special meetings.

     Brooke Group is a holding company which controls Liggett Group Inc., tobacco and real estate operations in the former Soviet Union and has a substantial equity interest in New Valley Corporation.